SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   May 7, 2009

Patriot National Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Connecticut	000-29599	06-1559137
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bedford Street, Stamford, Connecticut  06901
(Address of principal executive offices)

(203) 324-7500
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 1.02	Termination of Material Definitive Agreement
Item 3.03	Material Modification to Rights of Security Holders
Item 9.01	Financial Statements and Exhibits
SIGNATURES

Item 1.02	Termination of Material Definitive Agreement

On May 7, 2009, Patriot National Bancorp, Inc. (the “Company”) issued a press release announcing that the Company is redeeming all of the outstanding stock purchase rights (the “Rights”) granted pursuant to the Rights Agreement dated as of April 19, 2004 by and between the Company and Registrar and Transfer Company, as Rights Agent, as amended by a First Amendment to Rights Agreement dated January 23, 2008 (the “Plan”).  The terms of the Rights are set forth in the Plan.  The Company will pay, as promptly as practicable, a redemption price equal to $0.001 per Right in cash to shareholders of record as of the close of business on May 18, 2009.  As a result of the redemption, the Rights and the Plan have terminated.  The press release is attached as Exhibit 99.1 to this report.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth in Item 1.02 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

99.1	Press Release dated May 7, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.
Registrant

May 7, 2009	By: /s/ Robert F. O'Connell
Robert F. O'Connell
Senior Executive Vice President
and Chief Financial Officer